Exhibit 10(ac)(1)

CONSENT AND FIRST AMENDMENT TO

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This Consent and First Amendment to Amended and Restated Revolving Credit Agreement (this “Consent”) is entered into as of December 20, 2004 (the “Effective Date”) by and among (i) Richardson Electronics, Ltd., a Delaware corporation (the “US-Borrower”), (ii) Burtek Systems, Inc., a Canadian corporation, Richardson Electronics Canada, Ltd., a Canadian corporation (each a “Canada-Borrower”, and collectively, the “Canada-Borrowers”); (iii) Richardson Electronics Limited, an English limited liability company (the “UK-Borrower”); (iv) RESA, SNC, a French partnership, Richardson Electronique SNC, a French partnership, Richardson Electronics Iberica, S.A., a Spanish corporation, Richardson Electronics GmbH, a German limited liability company, Richardson Electronics Benelux B.V., a Dutch private limited liability company, (each a “Euro-Borrower” and collectively, the “Euro-Borrowers”), (v) Richardson Sweden Holding AB, a Swedish corporation (the “Krona-Borrower”) and (vi) Richardson Electronics KK, a company organized under the laws of Japan (the “Japan-Borrower”) (the US-Borrower, the Canada-Borrowers, the UK-Borrower, the Euro-Borrowers, the Krona-Borrower and the Japan-Borrower are collectively referred to as the “Borrowers”), the lenders party hereto (each, a “Lender” and collectively, the “Lenders”), JP Morgan Europe Limited (the “Eurocurrency Agent”), JPMorgan Chase Bank, N.A., Canada Branch as Canada Agent (the “Canada Agent”), JPMorgan Chase Bank, N.A., Tokyo Branch as Japan Agent (the “Japan Agent”) and JPMorgan Chase Bank, N.A., successor by merger to Bank One, NA as administrative agent (in such capacity, the “Administrative Agent”) (the Eurocurrency Agent, the Canada Agent, the Japan Agent and the Administrative Agent are collectively referred to as the “Funding Agents” and each individually a “Funding Agent”).

RECITALS

WHEREAS, the Borrowers, the Lenders and the Funding Agents are parties to that certain Amended and Restated Revolving Credit Agreement dated as of September 29, 2004 (as amended from time to time, the “Agreement”);

WHEREAS, the US-Borrower desires to retire up to the entire outstanding amount of the Identified Debentures defined below (the “Debenture Retirement”) pursuant to the Debenture Exchange described below;

WHEREAS, the US-Borrower desires to repay and retire some or all of the Identified Debentures pursuant to an offer to exchange for the outstanding Identified Debentures, in one or more private transactions, the US-Borrower’s debt securities described in Exhibit A attached hereto and made a part hereof (the “New Debt Securities”; such exchange being hereinafter referred to as the “Debenture Exchange”);

WHEREAS, the Lenders and the Funding Agents wish to extend certain consents required under the Agreement and amendments to the Agreement in order to permit the issuance of the New Debt Securities and the Debenture Retirement as set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Agreement, as amended hereby.

2. Consents.

(a) Each Lender hereby consents pursuant to Section 6.10(iv) of the Agreement to the issuance of the New Debt Securities pursuant to the Debenture Exchange.

(b) Each Lender hereby consents pursuant to Section 6.23 of the Agreement to the Debenture Retirement.

3. Amendments.

(a) The definition of “Debentures” contained in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced as follows:

“Debentures” means the US-Borrower’s (i) 7 1/4% Convertible Subordinated Debentures due December 15, 2006, (ii) 8 1/4% Convertible Senior Subordinated Debentures due June 15, 2006 and (iii) 7 3/4% Convertible Senior Subordinated Notes, due 2011.

(b) A new definition of “Identified Debentures” is added to Section 1.1 of the Agreement as follows:

“Identified Debentures” means such of the Debentures consisting of the US-Borrower’s (i) 7 1/4% Convertible Subordinated Debentures due December 15, 2006, and (ii) 8 1/4% Convertible Senior Subordinated Debentures due June 15, 2006.

(c) Section 6.23 is hereby deleted in its entirety and replaced as follows:

6.23 Repayment of Subordinated Debt. Until all Obligations have been irrevocably paid in full, the US-Borrower and its Subsidiaries shall not make any payment upon any principal of any Subordinated Debt, including by means of repurchasing Debentures; provided that the US-Borrower shall be permitted to (a) make the required sinking fund payment of $3,850,000 on or before December 15, 2004 with regard to the Identified Debentures, (b) make the required sinking fund payment of $6,225,000 on or before December 15, 2005 with regard to the Identified Debentures, and (c) repay or repurchase and retire, in each case at a price that is at or below the par value for such Identified Debenture (plus an amount equal to the accrued and unpaid interest to date of repayment, repurchase or retirement), an aggregate amount of the Identified Debentures of up to the Repurchase Amount prior to February 28, 2006 pursuant to open-market transactions, in privately-negotiated transactions, by repayment or otherwise. Notwithstanding anything to the contrary in this Agreement, no payment upon any principal of any Subordinated Debt, no sinking fund payment and no repurchase or retirement of Subordinated Debt may be made at any time when there exists any Default or Unmatured Default or when such payment, repurchase or retirement would result in any Default or Unmatured Default (including pursuant to Section 6.24 or 6.25). The US-Lender shall ensure that at all times there remains availability under the Borrowing Base in an amount of at least the Availability Hold Amount.

4. Covenants. The Borrowers covenant and agree (a) that the Debenture Retirement and the Debenture Exchange will be conducted in full compliance with all applicable law, and (b) to promptly provide the Administrative Agent such documents (and, if requested by the Administrative Agent, certified duplicates of executed copies thereof) or opinions as the Administrative Agent may reasonably request to evidence such Debenture Retirement and the compliance thereof with applicable law. Unless consented to by the Administrative Agent, if the Borrowers shall fail to comply with any of the foregoing covenants, this Consent shall be null and void and of no further force and effect.

5. Effectiveness. This Consent shall become effective when the Administrative Agent has received all of the following acknowledged to be satisfactory by the Administrative Agent:

(a) This Consent, executed by the requisite signatories;

(b) A certificate, signed by the chief financial officer of each Borrower, stating that on the Effective Time (after giving effect to this Consent) no Default or Unmatured Default has occurred and is continuing and further certifying that the representations and warranties contained in Article 5 of the Agreement are true and correct on and as of the Effective Time and would be true assuming that the Debenture Retirement had been consummated on such date; and

(c) Such other documents, instruments, approvals (and, if requested by the Administrative Agent, certified duplicates of executed copies thereof) or opinions as the Administrative Agent may reasonably request.

6. Representations and Warranties. Each Borrower represents and warrants to the Lenders and Funding Agents (which representations and warranties shall become part of the representations and warranties made by such Borrower under the Agreement) that:

(a) The execution, delivery and performance of this Consent has been duly authorized by all necessary action and will not require any consent or approval of any person or entity, violate in any material respect any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected;

(b) No consent, approval or authorization of or declaration or filing with any governmental authority or any non-governmental person or entity, including without limitation, any creditor or partner of any Borrower is required on the part of such Borrower in connection with the execution, delivery and performance of this Consent or the transactions contemplated hereby and the execution, delivery and performance of this Consent will not violate the terms of any contract or agreement to which such Borrower is a party;

(c) The Agreement is the legal, valid and binding obligation of each Borrower, enforceable against it in accordance with the terms thereof;

(d) The Debenture Retirement has been duly authorized by all necessary action and will not require any consent or approval of any person or entity, violate in any material respect any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Borrower is a party or by which it or its properties may be bound or affected;

(e) No consent, approval or authorization of or declaration or filing with any governmental authority or any non-governmental person or entity, including without limitation, any creditor or partner of any Borrower is required on the part of such Borrower in connection with the Debenture Retirement or the transactions contemplated thereby;

(f) After giving effect to the agreements and consent contained herein and effective pursuant hereto, and assuming the Debenture Retirement were made on such date, the representations and warranties contained in Article 5 of the Agreement are true and correct on and as of the Effective Date hereof in the same force and effect as if made on and as of such Effective Date;

(g) The most recent financial statements of each Borrower delivered to the Lender are complete and accurate in all material respects and present fairly the financial condition of such Borrowers as of such date in accordance with generally accepted accounting principles. There has been no adverse material change in the condition of the business, properties, operations or condition, financial or otherwise, of any Borrower since the date of such financial statements. There are no material liabilities of any Borrower, fixed or contingent, which are material but not reflected on such financial statements or in the notes thereto; and

(h) After giving effect to this Consent no Default or Event of Default has occurred or exists under the Agreement as of the Effective Date hereof.

7. Acknowledgement and Reaffirmation. Each Borrower hereby ratifies and affirms all of the obligations and undertakings contained in the Agreement and the Agreement remains in full force and effect in accordance with its terms. Each Borrower hereby acknowledges, agrees and affirms that each document and instrument securing or supporting the obligations and indebtedness owing to the Lenders and Funding Agents prior to the date of this Consent remains in full force and effect in accordance with its terms, and that such security and support remains in full force effect as to all obligations under the Agreement.

8. Expenses. The Borrowers jointly and severally agree to pay and save the Lenders and Funding Agents harmless from liability for the payment of all costs and expenses arising in connection with this Consent, including the reasonable fees and expenses of Baker & McKenzie, counsel to certain of the Lenders, in connection with the preparation and review of this Consent and any related documents.

9. Governing Law. This Consent shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Illinois.

10. Counterparts; Facsimile. This Consent may be executed in one or more counterparts, each of which together shall constitute the same agreement. One or more counterparts of this Consent may be delivered by facsimile, with the intention that such delivery shall have the same effect as delivery of an original counterpart thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed and delivered as of the date first written above.

BORROWERS:

RICHARDSON ELECTRONICS, LTD.

BY:
TITLE:

BURTEK SYSTEMS, INC.

BY:
TITLE:

RICHARDSON ELECTRONICS CANADA, LTD.

BY:
TITLE:

RICHARDSON ELECTRONICS LIMITED

BY:
TITLE:

RESA, SNC

BY:
TITLE:

RICHARDSON ELECTRONIQUE SNC

BY:
TITLE:

RICHARDSON ELECTRONICS IBERICA, S.A.

BY:
TITLE:

RICHARDSON ELECTRONICS GMBH

BY:
TITLE:

RICHARDSON ELECTRONICS BENELUX B.V.

BY:
TITLE:

RICHARDSON SWEDEN HOLDING AB

BY:
TITLE:

RICHARDSON ELECTRONICS KK

BY:
TITLE:

FUNDING AGENTS:

JPMORGAN CHASE BANK, N.A.

BY:
TITLE:

JP MORGAN EUROPE LIMITED

BY:
TITLE:

JPMORGAN CHASE BANK, N.A., Toronto Branch

BY:
TITLE:

JPMORGAN CHASE BANK, N.A., through its Tokyo Branch

BY:
TITLE:

LENDERS:

HARRIS TRUST AND SAVINGS BANK

BY:
TITLE:

BANK OF MONTREAL

BY:
TITLE:

NATIONAL CITY BANK, Canada Branch

BY:
TITLE:

NATIONAL CITY BANK OF THE MIDWEST

BY:
TITLE:

LASALLE BANK NATIONAL ASSOCIATION

BY:
TITLE:

LASALLE BUSINESS CREDIT, a division of ABN AMRO Bank N.V., Canada Branch

BY:
TITLE:

JPMORGAN CHASE BANK, N.A., London Branch

BY:
TITLE:

JPMORGAN CHASE BANK, N.A., Canada Branch

BY:
TITLE:

JPMORGAN CHASE BANK, N.A., through its Tokyo Branch

BY:
TITLE:

JPMORGAN CHASE BANK, N.A.

BY:
TITLE:

JP MORGAN EUROPE LIMITED

BY:
TITLE:

EXHIBIT A

Summary Comparison of New Notes to 7¼% Debentures and 8¼% Debentures

The following comparison of the terms of the notes to the 7¼% debentures and the 8¼% debentures is only a summary.

	New Notes	7¼% Debentures	8¼% Debentures
Issuer	Richardson Electronics, Ltd.	Richardson Electronics, Ltd.	Richardson Electronics, Ltd.

Securities	convertible senior subordinated notes	convertible subordinated debentures	convertible senior subordinated debentures

CUSIP		763165AB3	763165AC1

Amount	Up to $70,757,000	$30,757,000	$40,000,000

Interest	7 3/4% per year	7¼% per year	8¼% per year

Interest payment dates	June 15 and December 15	June 15 and December 15	June 15 and December 15

Maturity date	December 15, 2011	December 15, 2006	June 15, 2006

Ranking	The notes are our unsecured obligations, senior to the 7¼% debentures, the 8¼% debentures, and future indebtedness that is expressly made subordinate to the notes. The notes are subordinate to amounts borrowed under our credit agreement and future indebtedness that is not expressly pari passu with or subordinate to the notes. In addition, the notes are structurally subordinate to any indebtedness of our subsidiaries.	The 7¼% debentures are our unsecured obligations, senior to future indebtedness that is expressly made subordinate to the 7¼% debentures. The 7¼% debentures are subordinate to the notes, the 8¼% debentures, amounts borrowed under our credit agreement and future indebtedness that is not expressly pari passu with or subordinate to the 7¼% debentures. In addition, the 7¼% debentures are structurally subordinate to any indebtedness of our subsidiaries.	The 8¼% debentures are our unsecured obligations, senior to the 7¼% debentures and future indebtedness that is expressly made subordinate to the 8¼% debentures. The 8¼% debentures are subordinate to the notes, amounts borrowed under our credit agreement and future indebtedness that is not expressly pari passu with or subordinate to the 8¼% debentures. In addition, the 8¼% debentures are structurally subordinate to any indebtedness of our subsidiaries.

Conversion	Convertible into our common stock at any time at the option of the holder at a conversion price equal to $18.00 per share, subject to adjustment if we pay cash dividends in excess of $0.04 per share of common stock on a quarterly basis, and in certain other events.	Convertible into our common stock at any time at the option of the holder at a conversion price equal to $21.14 per share, subject to adjustment in certain events.	Convertible into our common stock at any time at the option of the holder at a conversion price equal to $18.00 per share, subject to adjustment in certain events.

Optional redemption (auto-conversion soft call protection)	We may redeem some or all of the notes on or after December 19, 2007 at par, plus accrued and unpaid interest. On or after December 19, 2006, we may elect to automatically convert the notes at anytime prior to maturity if the closing price of our common stock has exceeded 125% of the conversion price for at least 20 trading days during any 30 trading day period, ending within five trading days prior to the notice of automatic conversion.	We may redeem the 7¼% debentures at any time at 100% of the principal amount of the 7¼% debentures to be redeemed plus accrued and unpaid interest.	We may redeem the 8¼% debentures at any time at 100% of the principal amount of the 8¼% debentures to be redeemed plus accrued and unpaid interest.

Sinking fund	None.	We are obligated to make sinking fund payments on December 15, 2004 and December 15, 2005 of $3.85 million and $6.225 million, respectively.	None.

Change of control	Upon a change of control, holders of notes have the right to require us to repurchase the notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of redemption, if any.	None.	None.

Transfer Restrictions	The notes and the stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933 and are subject to certain restrictions on transfer.	None	None

Registration Rights	We have agreed in a separate Registration Rights Agreement to file a registration statement with the SEC for the resale of the notes and the common stock issuable upon conversion of the notes within 90 days following the issuance of the notes and to use our best efforts to cause the registration statement to become effective within 120 days following the issuance of the notes. We have agreed to use our best efforts to keep the registration statement effective until the second anniversary of the issuance of the notes.

Trading	We do not intend to list the notes on any securities exchange.	The 7¼% debentures are not listed on any securities exchange.	The 8¼% debentures are not listed on any securities exchange.

Events of default	Failure to pay interest for 30 days, failure to pay principal when due, failure to perform a covenant for 30 days after notice, failure to convert the notes unless such failure is cured within 5 days after notice, failure to repurchase upon a change of control, failure to provide notice of a change of control, failure to redeem after exercise of the option to redeem, acceleration of any indebtedness in the aggregate in excess of $10,000,000, and events of bankruptcy, insolvency or reorganization.	Failure to pay interest for 30 days, failure to pay principal when due, failure to perform a covenant for 30 days after notice, acceleration of any indebtedness in the aggregate in excess of $5,000,000, and events of bankruptcy, insolvency or reorganization.	Failure to pay interest for 30 days, failure to pay principal when due, failure to perform a covenant for 30 days after notice, acceleration of any indebtedness in the aggregate in excess of $5,000,000, and events of bankruptcy, insolvency or reorganization.

Limitations on dividends and stock purchases	None. Provided, however, that we will make an adjustment to the conversion price to the extent that dividends exceed $0.04 per share of common stock on a quarterly basis.

Amount may not exceed the sum of:

•      the aggregate consolidated net income (or net loss) earned on a cumulative basis after May 31, 1996;

•      the aggregate net proceeds from the issue or sale, other than to a subsidiary, after May 31, 1996 of our capital stock;

•      the aggregate net proceeds from the issue or sale, other than to a subsidiary, of our indebtedness which has been converted into our capital stock; and

•      $20,000,000.

Amount may not exceed the sum of:

•      the aggregate consolidated net income (or net loss) earned on a cumulative basis after May 31, 1996;

•      the aggregate net proceeds from the issue or sale, other than to a subsidiary, after May 31, 1996 of our capital stock;

•      the aggregate net proceeds from the issue or sale, other than to a subsidiary, of our indebtedness which has been converted into our capital stock; and

•      $30,000,000.

Limitations on mergers	None.

We may not merge into, consolidate with or transfer all or substantially all our assets unless:

•      the corporation with which we are merging is a U.S. corporation which expressly assumes our outstanding obligations under the 7¼% indenture;

•      the corporation with which we are merging has a consolidated tangible net worth at least equal to ours; and

•      after the merger we are not in default under our 7¼% indenture.

We may not merge into, consolidate with or transfer all or substantially all our assets unless:

•      the corporation with which we are merging is a U.S. corporation which expressly assumes our outstanding obligations under the 8¼% indenture;

•      the corporation with which we are merging has a consolidated tangible net worth at least equal to ours; and

•      after the merger we are not in default under our 8¼% indenture.